EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2016, relating to the balance sheet of MGM Growth Properties LLC, appearing in the Registration Statement No. 333-210322 on Form S-11, as amended, of MGM Growth Properties LLC.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 19, 2016